Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statements of Whirlpool Corporation
33-34037	333-66211	333-73726
33-21360	333-77167	333-90602
33-05904	333-32886	333-125260
33-40249	333-42322	333-128686
333-02827	333-72698	333-131627
333-02825

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool Savings Plan
33-26680	33-53196

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool 401(k) Retirement Plan
333-66163	333-138711

Registration Statement of Whirlpool Corporation

pertaining to the Maytag Corporation Salary Savings Plan, Maytag Corporation Deferred

Compensation Plan and Maytag Corporation Deferred Compensation Plan II

333-132875

Registration Statements of Maytag Corporation pertaining to the Maytag Corporation Savings Salary Plan
333-103688	333-102002	333-46752
333-103687	333-102001	333-36054
333-103685	333-101998	333-116445
333-103683	333-88186	333-121368
333-101995

of our reports dated February 28, 2007, with respect to the Consolidated Financial Statements and schedule of Whirlpool Corporation, Whirlpool Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

February 28, 2007